Exhibit 99.1

Turtle Beach Corporation Announces First Quarter 2026 Results

–Generated $29.4 Million in Cash Flow from Operations–

–Reaffirmed Full Year 2026 Net Revenue and Adjusted EBITDA Guidance–

SAN DIEGO, CA – May 7, 2026 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported financial results for the first quarter ended March 31, 2026 and reaffirmed full year 2026 guidance for net revenue and adjusted EBITDA.

First Quarter Highlights

•
Net Revenue of $42.2 million.
•
Gross Margins of 26.8%.
•
Net Loss of ($15.2) million.
•
Adjusted EBITDA of ($6.5) million.
•
Generated cash flow from operations of $29.4 million.
•
Enhanced financial flexibility through credit facility refinancing to accelerate the Company's capital return program.
•
Reaffirmed full year 2026 net revenue and adjusted EBITDA guidance of $335 million - $355 million and $44 million - $48 million, respectively.

“As we build momentum through our brand transformation and release of new products, our first quarter results reflect the continuation of challenging market environments that carried over from 2025," said Cris Keirn, Chief Executive Officer of Turtle Beach Corporation. “We saw a temporary dip in channel inventories, which we expect to rebound and act as a tailwind in the remaining quarters of 2026 as we ramp our new product placements at retail."

“We have strong conviction in our forward trajectory and are reaffirming our full-year 2026 guidance. This outlook reflects an expanded innovation pipeline, with over 50% more product launches than last year, as well as accelerating momentum from confirmed new retail placements, including our expanding Nintendo Switch 2 lineup. We are also advantageously positioned ahead of the anticipated November 2026 launch of Grand Theft Auto VI. We remain focused on execution and driving meaningful shareholder value.”

“Additionally, we recently restructured our credit facilities to enhance our capital return flexibility. The new structure supports our existing $75 million authorization program for share repurchases with $56 million remaining, reflecting our confidence that there remains a significant disconnect between our stock price and the intrinsic value of Turtle Beach.”

Debt Refinancing

On May 4, 2026, the Company announced the restructuring of the Company’s existing debt facilities. The new credit structure consists of a revolving asset-based lending ("ABL") facility of up to $80 million provided by Bank of America, N.A., and an $85 million term loan facility provided by Blue Torch Capital LP. Together, these facilities replace the Company's prior $150 million credit agreement and provide the Company with increased operational and capital allocation flexibility.

Balance Sheet and Cash Flow Summary

At March 31, 2026, the Company had net debt of $41.3 million, comprised of $53.6 million of borrowings less $12.3 million of cash. During the first quarter ended March 31, 2026, the Company generated $29.4 million in cash flow from operations to pay off our revolving line of credit, which holds a zero balance as of March 31, 2026.

Share Repurchase Update

The Company's $75 million share repurchase program, authorized in May 2025, has approximately $56 million of capacity remaining. Since commencing buybacks in 2024, Turtle Beach has repurchased approximately $50 million of common stock. The Company intends to utilize the expanded capacity provided by the new credit structure to continue purchasing shares opportunistically, subject to applicable covenant conditions, market conditions, legal requirements, and other factors. The amount and timing of any repurchases will be determined by management in its discretion.

Financial Outlook

The Company is reiterating guidance for the full year 2026. Net revenues are expected to be between $335 million and $355 million, representing 5% to 11% year-over-year growth.

Adjusted EBITDA is expected to be between $44 million and $48 million, representing 10% to 20% year-over-year growth.

The Company remains encouraged by the gaming industry pipeline in 2026 and beyond. The anticipated launch of Grand Theft Auto VI in November 2026 is expected to be a significant industry event, and major game releases of this scale have historically driven increased gaming engagement and accessory demand. While the Company is not providing specific guidance beyond 2026 at this time, it believes the combination of its product innovation, brand strength, and favorable industry dynamics positions it for growth opportunities as these catalysts materialize.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, May 7 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), during which management will discuss first quarter results and provide commentary on business performance and its current outlook for 2026. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-877-407-0792 or 1-201-689-8263.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of the earnings press release and an updated investor presentation. A telephone replay of the call will be available through May 21, 2026, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13759890. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three months ended March 31, 2026, and March 31, 2025.

By providing full year 2026 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise..

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

Kim DeNapoli

SVP, Head of Brand

Turtle Beach Corporation

858.914.5093

kim.denapoli@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2026	2025
Net revenue	$42,172	$63,901
Cost of revenue	30,878	40,534
Gross profit	11,294	23,367

Operating expenses:
Selling and marketing	12,260	12,453
Research and development	4,574	3,993
General and administrative	8,521	8,216
Insurance recovery	—	(3,439)
Acquisition-related cost	—	608
Total operating expenses	25,355	21,831

Operating (loss) income	(14,061)	1,536
Interest expense, net	1,369	2,006
Other (income) expense, net	(101)	303
Loss before income tax	(15,329)	(773)
Income tax benefit	(123)	(109)
Net loss	$(15,206)	$(664)

Net loss per share
Basic	$(0.78)	$(0.03)
Diluted	$(0.78)	$(0.03)

Weighted average number of shares:
Basic	19,498	20,506
Diluted	19,498	20,506

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2026	2025

ASSETS
Current Assets:
Cash and cash equivalents	$12,320	$16,963
Accounts receivable, net	30,400	76,797
Inventories	64,317	69,222
Prepaid expenses and other current assets	10,677	10,831
Total Current Assets	117,714	173,813
Property and equipment, net	2,450	2,995
Goodwill	50,428	50,428
Intangible assets, net	32,342	34,344
Other assets	6,993	7,474
Total Assets	$209,927	$269,054
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$29,383
Accounts payable	20,790	24,934
Term Loan, current	8,571	8,571
Other current liabilities	18,453	24,789
Total Current Liabilities	47,814	87,677
Term Loan, non-current	44,274	46,339
Income tax payable	820	820
Other liabilities	5,161	5,720
Total Liabilities	98,069	140,556
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 19,185,869 and 19,961,696 shares issued and outstanding as of December 31, 2025 and 2024, respectively	20	19
Additional paid-in capital	228,397	229,189
Accumulated deficit	(117,569)	(102,363)
Accumulated other comprehensive income	1,010	1,653
Total Stockholders’ Equity	111,858	128,498
Total Liabilities and Stockholders’ Equity	$209,927	$269,054

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2026	March 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,206)	$(664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	892	1,110
Amortization of intangible assets	2,001	2,016
Amortization of debt financing costs	195	276
Stock-based compensation	1,365	1,912
Deferred income taxes	(90)	(445)
Change in sales returns reserve	3,124	1,873
Provision for obsolete inventory	382	486
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	43,274	48,891
Inventories	4,522	(2,899)
Prepaid expenses and other assets	532	(3,473)
Accounts payable	(4,217)	4,716
Income taxes payable	(821)	(1,401)
Other liabilities	(6,576)	(11,946)
Net cash provided by operating activities	29,377	40,452
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(276)	(166)
Acquisition of a business, net of cash acquired	—	2,515
Net cash (used for) provided by investing activities	(276)	2,349
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	3	65,276
Repayment of revolving credit facilities	(29,386)	(108,096)
Repayment of term loan	(2,143)	(312)
Proceeds from exercise of stock options	43	5
Repurchase of common stock	(2,199)	(1,750)
Net cash used for financing activities	(33,682)	(44,877)
Effect of exchange rate changes on cash and cash equivalents	(62)	765
Net decrease in cash and cash equivalents	(4,643)	(1,311)
Cash and cash equivalents - beginning of period	16,963	12,995
Cash and cash equivalents - end of period	$12,320	$11,684

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended
	March 31,
	2026	2025

Net loss	$(15,206)	$(664)
Interest expense, net	1,369	2,006
Depreciation and amortization	2,893	3,126
Stock-based compensation	1,365	1,912
Income tax benefit	(123)	(109)
Restructuring expense (1)	224	5
Acquisition-related costs (2)	—	608
Loss on inventory in transit and other costs (3)	—	605
Professional fees, litigation and other (4)	2,978	—
Insurance recovery (5)	—	(3,439)
Adjusted EBITDA	$(6,500)	$4,050

(1)
Restructuring expenses are costs in connection with reorganization of operations. These costs primarily include severance and related benefits.
(2)
Costs in connection with reorganization of operations which primarily include severance, related benefits and post-acquisition costs related to PDP acquisition.
(3)
Loss of inventory while in transit.
(4)
Legal and other professional fees associated with certain litigation proceedings, legal fees related to potential acquisition opportunities and warehouse relocation.
(5)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred primarily in the fourth quarter of 2024.